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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-92189) pertaining to the 1999 Stock Incentive Plan and the Employee Stock Purchase Plan of Hoovers, Inc., of our report dated April 30, 2002, with respect to the consolidated financial statements of Hoovers, Inc., included in the Annual Report (Form 10-K) for the year ended March 31, 2002

/s/ Ernst & Young LLP

Austin, Texas
June 28, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS